UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2026

MONROE CAPITAL CORPORATION
(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-00866	27-4895840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 North Wacker Drive, Floor 35, Chicago, IL 60606
(Address of Principal Executive Offices) (Zip Code)

(312) 258-8300
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MRCC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934. Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
Asset Sale

On April 14, 2026, Monroe Capital Corporation (the “Company”) completed the previously announced sale of the Company’s investment assets to Monroe Capital Income Plus Corporation (“MCIP”), a Maryland corporation (such transaction, the “Asset Sale”). The Asset Sale was completed pursuant to the terms of that certain Asset Purchase Agreement, dated August 7, 2025 (the “Asset Purchase Agreement”), by and among the Company, MCIP and Monroe Capital BDC Advisors, LLC (“Monroe Advisor”), a Delaware limited liability company and investment adviser to the Company. Pursuant to the Asset Purchase Agreement, at the closing of the Asset Sale, MCIP delivered to the Company an aggregate purchase price of approximately $335.3 million, equal to the fair value of the Purchased Assets (as defined in the Asset Purchase Agreement) as of April 11, 2026, at which time the Company sold to MCIP all of its investment assets and MCIP assumed certain liabilities with respect to such assets.

The Asset Sale was structured to comply with the safe harbor provision of Rule 17a-8 of the Investment Company Act of 1940, as amended (the “1940 Act”). In connection with the transaction, the Company used a portion of the gross proceeds received from the Asset Sale to repay all amounts outstanding under the ING Facility (as defined below).

The foregoing description of the Asset Purchase Agreement is a summary only and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on August 8, 2025, which is incorporated herein by reference.

Merger

On April 14, 2026, immediately following the consummation of the Asset Sale, the Company completed its previously announced merger with Horizon Technology Finance Corporation (“HRZN”), a Delaware corporation, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 7, 2025, by and among the Company, HRZN, HMMS, Inc. (“Merger Sub”), a Maryland corporation and wholly owned subsidiary of HRZN, Monroe Advisor, and Horizon Technology Finance Management LLC (“HRZN Advisor”), a Delaware limited liability company and investment adviser to HRZN. Pursuant to the Merger Agreement, Merger Sub was first merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of HRZN (the “Initial Merger”) and, immediately following the Initial Merger, the Company was merged with and into HRZN, with HRZN as the surviving company (the “Second Merger” and, together with the Initial Merger, collectively, the “Mergers”). The Mergers became effective on April 14, 2026, and as of the effective time of the Mergers, the Company’s separate existence ceased. In connection with the consummation of the Mergers, the Company withdrew its election to be treated as a business development company, pursuant to the provisions of Section 54(c) of the 1940 Act. The Mergers were structured to comply with the safe harbor provision of Rule 17a-8 of the 1940 Act.

In accordance with the terms of the Merger Agreement, at the effective time of the Initial Merger (the “Effective Time”), each share of common stock, $0.001 par value per share, of the Company (“MRCC Common Stock”) issued and outstanding as of immediately prior to the Effective Time, except for shares, if any, owned by HRZN or any of its consolidated subsidiaries, was converted into the right to receive 0.9402 shares of common stock, par value $0.001 per share, of HRZN (“HRZN Common Stock”)  (with the Company’s stockholders receiving cash in lieu of fractional shares of MRCC Common Stock). As a result of the Mergers, HRZN will issue an aggregate of approximately 20,370,693 shares of HRZN Common Stock to holders of MRCC Common Stock as of immediately prior to the Effective Time, prior to any adjustment for cash to be received in lieu of fractional shares.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 8, 2025, which is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the closing of the Asset Sale, and immediately prior to the completion of the Initial Merger, the Company repaid in full all outstanding amounts due in connection with, and terminated all commitments under, that certain Second Amended and Restated Senior Secured Revolving Credit Agreement, dated March 1, 2019, as amended, by and among the Company, as borrower, the lenders party thereto, and ING Capital LLC, as administrative agent (the “ING Facility”).

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In connection with the closing of the Mergers, the Company also terminated the following material agreements:

•	the Second Amended and Restated Investment Advisory and Management Agreement, dated March 31, 2025, by and between the Company and Monroe Advisor; and

•	the Administration Agreement, dated October 22, 2012, by and between the Company and Monroe Capital Management Advisors, LLC.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note above is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the transactions contemplated by the Merger Agreement, on April 14, 2026, the Company notified The Nasdaq Global Select Market LLC (“Nasdaq”) of the consummation of the Mergers and requested that  Nasdaq file with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration on April 14, 2026, to effect the delisting of MRCC Common Stock from Nasdaq and the deregistration of MRCC Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the deregistration of MRCC Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in the Introductory Note above is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note above is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the Initial Merger, a change in control of the Company occurred and the Company became a wholly owned subsidiary of HRZN.  The information set forth in the Introductory Note above is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, (i) each of the named officers and directors of the Company ceased to be officers and directors of the Company as of the Effective Time (and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices) and (ii) the director and officers of Merger Sub as of immediately prior to the Effective Time became the director and officers of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the articles of incorporation of the Company were amended and restated and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, became the bylaws of the Company (as the surviving corporation in the Initial Merger). The articles of incorporation and bylaws of the Company (as the surviving corporation in the Initial Merger), each as in effect immediately following the Effective Time, are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

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Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

2.1^
Agreement and Plan of Merger, by and among Horizon Technology Finance Corporation, HMMS, Inc., Monroe Capital Corporation, Monroe Capital BDC Advisors, LLC and Horizon Technology Finance Management LLC, dated as of August 7, 2025 (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K (File No. 814-00866) filed on August 8, 2025).

2.2^
Asset Purchase Agreement, by and among Monroe Capital Corporation, Monroe Capital Income Plus Corporation and Monroe Capital BDC Advisors, LLC, dated as of August 7, 2025 (Incorporated by reference to Exhibit 2.2 of the Current Report on Form 8-K (File No. 814-00866) filed on August 8, 2025).

3.1*	Articles of Incorporation, dated as of April 14, 2026

3.2*	Bylaws, dated as of April 14, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith
^ Exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horizon Technology Finance Corporation, as successor by merger to Monroe Capital Corporation

Date: April 14, 2026	By:	/s/ Michael P. Balkin
Name: Michael P. Balkin
Title: Chief Executive Officer